UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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EOG RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 4, 2004

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of EOG Resources, Inc. (the “Company”) will be held in the La Salle “A” Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 4, 2004, for the following purposes:

1.	To elect six directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the year ending December 31, 2004;

3.	To approve the Amended and Restated EOG Resources, Inc. 1992 Stock Plan; and

4.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

Holders of record of Common Stock of the Company at the close of business on March 8, 2004, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

Shareholders who do not expect to attend the meeting are encouraged to vote via the Internet, vote by phone or vote by returning a signed proxy card.

By Order of the Board of Directors,

PATRICIA L. EDWARDS

Vice President, Human Resources, Administration
& Corporate Secretary

Houston, Texas
March 29, 2004

EOG RESOURCES, INC.

PROXY STATEMENT

The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc. (the “Company” or “EOG”) to be used at the annual meeting of shareholders to be held in the La Salle “A” Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 4, 2004 (the “Annual Meeting”). The mailing address of the principal executive offices of the Company is 333 Clay Street, Suite 4200, Houston, Texas 77002. This proxy statement and the related proxy are to be first sent or given to the shareholders of the Company on approximately March 29, 2004. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President, Human Resources, Administration & Corporate Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

Holders of record at the close of business on March 8, 2004, of Common Stock of the Company, par value $.01 per share (“Common Stock”), will be entitled to one vote per share on all matters submitted to the meeting. On March 8, 2004, the record date, there were outstanding 116,252,752 shares of Common Stock. There are no other voting securities outstanding.

The Company’s annual report to shareholders for the year ended December 31, 2003, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. However, the annual report to shareholders does not constitute a part of the proxy soliciting materials.

ITEM 1.

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the next succeeding annual meeting of shareholders and until their respective successors have been elected and qualified. Edward Randall, III, who is currently a director of the Company, is retiring immediately prior to the Annual Meeting. The Board of Directors has voted to reduce the size of the Board to six directors effective as of the Annual Meeting.

All of the nominees are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A majority of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Delaware law, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item) would not have the same effect as a vote withheld with respect to a particular director. Shareholders may not cumulate their votes in the election of directors.

It is the intention of the persons named in the enclosed proxy to vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

GEORGE A. ALCORN, 71
Director since 2000
Mr. Alcorn has served as President of Alcorn Exploration, Inc. for more than the past five years. He is a past chairman of the Independent Petroleum Association of America and a founding member and past chairman of the Natural Gas Council.

CHARLES R. CRISP, 56
Director since 2002
Mr. Crisp’s principal occupation is investments. Mr. Crisp was President and Chief Executive Officer and a Director of Coral Energy, LLC, a subsidiary of Shell Oil Company from 1999 until his retirement in November 2000, and President and Chief Operating Officer and a Director from January 1998 through February 1999. Mr. Crisp joined Houston Industries in 1996 and became President of their domestic power generation group in 1997. Mr. Crisp is also a director of AGL Resources, an energy services holding company.

MARK G. PAPA, 57
Director since 1998
Mr. Papa was elected Chairman of the Board and Chief Executive Officer (“CEO”) of the Company in August 1999, President and CEO and Director in September 1998, President and Chief Operating Officer in September 1997, President in December 1996 and was President-North America Operations from February 1994 to September 1998. Mr. Papa joined Belco Petroleum Corporation, a predecessor of the Company, in 1981. Mr. Papa is also a director of Oil States International, Inc., an oilfield services company, a director of Magellan Midstream Partners LP, a midstream MLP, and the Chairman of the U.S. Oil and Gas Association.

EDMUND P. SEGNER, III, 50
Director since 1999
Mr. Segner became President and Chief of Staff and Director of the Company in August 1999. He became Vice Chairman and Chief of Staff in September 1997. He was also a Director of the Company from January 1997 to October 1997. Mr. Segner is the Company’s principal financial officer.

DONALD F. TEXTOR, 57
Director since 2001
Mr. Textor’s principal occupation is investments. Mr. Textor was a partner and managing director at Goldman Sachs until his retirement in March 2001. For 22 years he was the firm’s senior security analyst for domestic integrated oils and exploration and production companies.

FRANK G. WISNER, 65
Director since 1997
Mr. Wisner has served as Vice Chairman — External Affairs and Director of American International Group Inc. since 1997, following his retirement as U.S. Ambassador to India. American International Group Inc. is an insurance company, which provides risk insurance to companies investing in foreign operations. Mr. Wisner’s more than 35-year career with the U.S. State Department, primarily in Africa, Asia and Washington, D.C., included serving as U.S. Ambassador to the Philippines, Egypt and Zambia. Mr. Wisner is also a director of Ethan Allen Interiors Inc.

Security Ownership of Certain Beneficial Owners on December 31, 2003

The Company knows of no one who beneficially owns in excess of 5% of the Company’s Common Stock except as set forth in the table below:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Davis Selected Advisors, L.P. (1) 609 Fifth Ave New York, NY 10017	10,479,749	9.0%
Capital Research & Management Co. (2) 333 South Hope Street Los Angeles, CA 90071	7,835,000	6.8%
Neuberger Berman, LLC (3) 605 Third Avenue New York, NY 10158	6,149,691	5.3%

(1)	In its Schedule 13G filed February 11, 2004 with respect to its securities as of December 31, 2003, Davis Selected Advisors, L.P. states that it has sole voting power as to 10,479,749 shares, shared voting power as to no shares, sole dispositive power with respect to 10,479,749 shares and shared dispositive power with respect to no shares.

(2)	In its Schedule 13G filed February 13, 2004 with respect to its securities as of December 31, 2003, Capital Research & Management Co. states that it has sole voting power as to no shares, shared voting power as to no shares, sole dispositive power with respect to 7,835,000 shares and shared dispositive power with respect to no shares.

(3)	In its Schedule 13G filed February 13, 2004 with respect to its securities as of December 31, 2003, Neuberger Berman, LLC states that it has sole voting power as to 2,866,753 shares, shared voting power as to 2,350,700 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 6,149,691 shares.

Security Ownership of the Board of Directors and Management on February 13, 2004

Title of Class	Name	Shares Beneficially Owned (1)	Options Exercisable by 4-13-04	Phantom Shares (2)	Total Ownership (3)
EOG Resources, Inc.	George A. Alcorn	2,650	17,500	0	20,150
Common Stock	Charles R. Crisp	3,000	3,500	138	6,638
	Barry Hunsaker, Jr.	23,934	95,720	9,411	129,065
	Loren M. Leiker	57,967	131,500	13,157	202,624
	Mark G. Papa	250,991	729,065	102,843	1,082,899
	Edward Randall, III	75,000	14,000	18,393	107,393
	Edmund P. Segner, III	105,816	171,462	25,084	302,362
	Donald F. Textor	10,000	17,500	3,900	31,400
	Gary L. Thomas	105,474	296,000	13,157	414,631
	Frank G. Wisner	0	41,000	3,949	44,949
	All directors and executive officers as a Group (11 in number)	641,129	1,535,047	193,065	2,369,241

(1)	Includes shares for which the person directly or indirectly has sole or shared voting and investment power, shares held under the EOG Resources, Inc. Savings Plan (the “Savings Plan”) for which the participant has sole voting and investment power, and restricted shares held under the EOG Resources, Inc. 1992 Stock Plan (the “1992 Stock Plan”) for which the participant has sole voting power and no investment power until such shares vest in accordance with plan provisions.

(2)	Includes restricted stock units held under the 1992 Stock Plan for which the participant has no voting or investment power until such units vest and are released as shares in accordance with plan provisions. Also includes shares held in the Phantom Stock Account of the EOG Resources, Inc. 1996 Deferral Plan (the “1996 Deferral Plan”) for which the participant has a vested right, but has no voting or investment power until such shares are released in accordance with plan provisions and the participant’s deferral election.

(3)	No director or officer of the Company owns or has the right to acquire more than 1% of the outstanding Common Stock.

Board of Directors and Committees

The Board of Directors held six regularly scheduled meetings during the year ended December 31, 2003. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which the director served. Each director attended the 2003 Annual Meeting of Shareholders.

The Board of Directors will have at least three-fifths of its directors who meet the criteria for independence required by the New York Stock Exchange (“NYSE”) and the criteria for independence required by the Company’s by-laws. Under the Company’s Corporate Governance Guidelines, no director may serve on more than three other public company boards.

The Company has adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics for all directors, officers, employees, agents and representatives of the Company, as well as Corporate Governance Guidelines. Links to these documents, including printable versions, are available on the EOG Resources, Inc. website at www.eogresources.com/about/corpgov.html. The documents are also available in print upon request. On March 22, 2004, the CEO certified to the NYSE that he is unaware of any violation by the Company of the NYSE’s corporate governance listing standards.

The Board of Directors has a process in place for shareholders to send communications to the Board. Shareholders of the Company shall submit such communications in writing to the Secretary of the Company, who upon receipt of any communication other than one that is clearly marked “Confidential” will note the date the communication was received in a log established for that purpose, open the Board communication, make a copy of it for the Company’s files, and promptly forward the communication to the directors to whom it is directed. Upon receipt of any communication that is clearly marked “Confidential”, the Secretary of the Company will not open the communication, but will note the date the communication was received in a log established for that purpose, and promptly forward the communication to the directors to whom it is addressed. Information regarding this process can be found on the Company’s website at the link noted above.

The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The charters for each of the committees identified below, including printable versions, are available at the website noted above. The charters are also available in print upon request.

The Audit Committee, which is composed exclusively of independent directors, is the communication link between the Board of Directors and the independent auditors of the Company. The Board of Directors has determined that the Company currently does not have an Audit Committee Financial Expert serving on the Audit Committee. The Board of Directors has selected the members of the Audit Committee based on the Board’s determination that they are qualified to monitor the performance of management and the independent auditors and to monitor the disclosures of the Company so that they fairly present the Company’s financial condition and results of operation. In addition, the Audit Committee has the ability on its own and at the Company’s expense to retain independent accountants or other consultants whenever it deems appropriate. The Board of Directors believes that this is equivalent to having an Audit Committee Financial Expert on the Audit Committee. The Board of Directors believes it is desirable for the Company to nominate as a director a person who would qualify as an Audit Committee Financial Expert, but only if that person also has the other experience, attributes and qualifications that the Company is then seeking for new members of the Board of Directors. Accordingly, the Nominating Committee has been directed to include in the information that it seeks from potential nominees to the Board of Directors whether that person has the knowledge, background and experience to qualify as an Audit Committee Financial Expert and to consider such qualifications when proposing nominees for the Board of Directors. In 2004, the Board of Directors approved an Amended Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A. The Audit Committee has the sole authority to appoint independent public accountants as auditors for the Company and reviews, as deemed appropriate, the scope of the audit, the accounting policies and reporting practices, the system of internal controls, compliance with policies regarding business conduct and other matters. The Audit Committee met five times during the year ended December 31, 2003, and is currently composed of Messrs. Textor (Chairman), Alcorn, Crisp, Randall and Wisner.

The Compensation Committee, which is composed exclusively of independent directors, is responsible for administration of the Company stock plans and approval of compensation arrangements of senior management. The Compensation Committee met four times during the year ended December 31, 2003, and is currently composed of Messrs. Randall (Chairman), Alcorn, Crisp, Textor and Wisner.

The Nominating Committee, which is composed exclusively of independent directors, is responsible for proposing qualified candidates to fill vacancies on the Board of Directors without regard to race, sex, age, religion or physical disability. Nominees for director should possess personal and professional integrity, have good business judgment, and have relevant experience and skills. In 2003, the Board of Directors approved a Nominating Committee Charter, which is available at the website noted above. The Nominating Committee did not meet during the year ended December 31, 2003. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures outlined on page 22 in this Proxy Statement. The Nominating Committee is composed of Messrs. Alcorn (Chairman), Crisp, Randall, Textor and Wisner.

The Corporate Governance Committee is responsible for developing and recommending corporate governance principles applicable to the Company and for oversight of the self-evaluation of the Board of Directors. The Corporate Governance Committee met twice during the year ended December 31, 2003, and is currently composed of Messrs. Wisner (Chairman), Alcorn, Crisp, Randall and Textor.

The non-management directors held four executive sessions in 2003. Mr. Crisp was appointed by the non-management directors as the presiding director for these meetings. Mr. Alcorn has been appointed by the non-management directors as the presiding director for their executive sessions in 2004.

REPORT OF THE AUDIT COMMITTEE

In connection with the Company’s December 31, 2003 financial statements, the Audit Committee 1) reviewed and discussed the audited financial statements with management, 2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended, and 3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, discussed with the independent auditors the independent auditors’ independence, and considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donald F. Textor, Chairman
George A. Alcorn
Charles R. Crisp
Edward Randall, III
Frank G. Wisner

REPORT FROM THE COMPENSATION COMMITTEE REGARDING
EXECUTIVE COMPENSATION

Compensation for Company officers is administered by the Compensation Committee of the Board of Directors (the “Committee”). It is the responsibility of the Committee to develop compensation philosophy, authorize salary increases, annual bonuses and long-term incentive grants for executive officers, and approve other incentive programs, including stock-based programs, consistent with the stated philosophy.

The Committee believes that appropriately balanced compensation components contribute to the success of the Company and that the best compensation philosophy is to put a substantial portion of the total compensation package at risk, tied to both the financial results achieved by the Company and the performance of the Common Stock of the Company. The Committee reviews an annual analysis of executive base salaries, annual bonuses and long-term incentives paid by the industry peer companies included in the “Comparative Stock Performance” section, based on data reported in current proxy statements. The Committee supports a practice of paying base salaries that approximate the median of the competitive market, and bonuses and long term incentives which deliver above average compensation if financial results and/or shareholder returns exceed the average achieved by peer companies.

The Committee also believes that it is in the best interest of shareholders for executive officers to maintain a certain level of ownership in the Company. Therefore, stock ownership guidelines have been established ranging from one times base salary for Vice Presidents up to five times base salary for the Chief Executive Officer. Each executive officer currently meets the stated ownership guideline.

Annual Bonuses.    Annual bonuses are paid to executive officers under the Company’s Executive Officer Annual Bonus Plan, which was approved by shareholders in 2001. The performance goal necessary for payment of bonuses is the achievement of positive Net Income Available to Common, excluding nonrecurring or extraordinary items, as reported in the Company’s year-end earnings release. This performance goal was met in 2003. The maximum individual bonus for any calendar year is $2,000,000. The Committee may reduce the bonus payable to an executive officer below the maximum amount based on objective or subjective criteria in its sole discretion. The criteria currently considered by the Committee are reinvestment rate of return, production volume growth, reserve replacement, finding costs, stock price performance relative to peer companies and the level of cash flow and net income. These goals are designed to address both current financial performance and the long-term development of the Company. No specific formula is used for weighting these performance criteria. For bonuses paid in 2004 for 2003 performance, for retention purposes, the Committee approved delivery of 20% of any bonus of $5,000 or greater in restricted stock units at a 50% premium to cash, that vest after five years of additional service with the Company. In addition, executives can choose to receive up to half the cash portion of their annual bonus in restricted stock units with a premium to cash of between 5% and 25%, depending on the vesting schedule chosen.

Stock Plan.    The Company’s 1992 Stock Plan constitutes the long-term incentive component for executive officers of the Company. Under the 1992 Stock Plan, the Committee is authorized to grant awards of stock options, stock appreciation rights, restricted stock and restricted stock units. Historically, stock options have been granted to executive officers on an annual basis. Such stock options become vested over four years, are exercisable for ten years and have an option price equal to the fair market value of Common Stock on the date of grant. Prospectively, the Committee may utilize the other types of awards available under the 1992 Stock Plan in order to 1) balance the long-term objectives of market competitiveness, motivation, and retention, 2) maximize the perceived compensation value to the executive, and 3) minimize the actual cost to the Company, all in the best interest of shareholders. An amendment to the 1992 Stock Plan is being submitted to shareholders for approval at this meeting to make additional shares available for grant.

Chief Executive Officer Compensation.    Under the provisions of Mr. Papa’s employment agreement with the Company, which was amended on June 20, 2001, Mr. Papa’s annual salary will be no less than $650,000. In August 2003, based on competitive market data, Mr. Papa’s salary was increased to $836,000. Also in August 2003, Mr. Papa was granted 150,000 stock options that were priced at the fair market value of Common Stock on the date of grant, consistent with the stated long-term incentive objectives. The options vest over four years, and are exercisable for ten years. In November 2003, Mr. Papa was granted 100,000 shares of restricted stock for retention purposes. The shares will vest after five years of additional service with the Company. In February 2004, Mr. Papa was awarded a bonus for 2003 performance under the Company’s Executive Officer Annual Bonus Plan. The bonus consisted of a cash component of $550,000 and, for retention purposes, 19,010 restricted stock units that vest after five years of additional service with the Company. In determining the level of Mr. Papa’s bonus, the Committee considered the criteria previously discussed. Also in February 2004, the Committee increased Mr. Papa’s salary to $900,000 in recognition of the Company’s strong performance in 2003 and to address market competitiveness.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers of a company, as reported in that company’s proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Historically, the Company has structured the key component of its long-term incentives in the form of stock option grants that comply with the statute. The Company’s Executive Officer Annual Bonus Plan also complies with the statute. The Committee is committed to preserving the deductibility of compensation under Section 162(m) whenever practicable, but does grant awards that are non-deductible, such as restricted stock and restricted stock units, when it feels such grants are in the best interest of the Company and its shareholders. All compensation paid in 2003 was deductible.

COMPENSATION COMMITTEE

Edward Randall, III (Chairman)
George A. Alcorn
Charles R. Crisp
Donald F. Textor
Frank G. Wisner

COMPARATIVE STOCK PERFORMANCE

The performance graph shown below was prepared by Value Line, Inc., for use in this proxy statement. As required by applicable rules of the Securities and Exchange Commission (the “SEC”), the graph was prepared based upon the following assumptions:

1.	$100 was invested on December 31, 1998 in Common Stock of EOG, the Standard & Poors 500 and a peer group of independent exploration and production companies (the “Peer Group”).

2.	The investments in the Peer Group are weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

3.	Dividends are reinvested on the ex-dividend dates.

The companies that comprise the Peer Group are as follows: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Noble Affiliates, Inc., Ocean Energy, Inc. (acquired by Devon Energy Corporation in April 2003), Oryx Energy Company (acquired by Kerr-McGee in February 1999), Pioneer Natural Resources Company, Santa Fe Snyder Corp. (acquired by Devon Energy Corporation in August 2000), Union Pacific Resources Company (acquired by Anadarko Petroleum Corporation in July 2000), and Vastar Resources, Inc. (acquired by BP Amoco PLC in September 2000).

COMPARATIVE TOTAL RETURNS
Comparison of Five-Year Cumulative Total Return
EOG Resources Inc., Standard & Poors 500 and Peer Group
(Performance Results Through December 31, 2003)

	1998	1999	2000	2001	2002	2003
EOG Resources, Inc.	100.00	102.47	325.77	234.20	240.10	278.97
Standard & Poors 500	100.00	119.62	107.49	93.47	71.63	90.53
Peer Group	100.00	116.24	147.03	119.74	122.80	155.26

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Each director who was not an employee of the Company or its affiliates (“nonemployee director”) received annual fees of $60,000 for serving as a director. Total director fees earned in 2003 were $300,000.

Nonemployee directors can defer fees to a later specified date by participating in the 1996 Deferral Plan. Under the 1996 Deferral Plan, deferrals are invested into either a Flexible Deferral Account in which deferrals are treated as if they had been invested into various investment funds or into a Phantom Stock Account in which deferrals are treated as if they had purchased Company Common Stock including reinvestment of dividends. In 2003 three of the nonemployee directors participated in the 1996 Deferral Plan.

Nonemployee directors also participate in the Amended and Restated EOG Resources, Inc. 1993 Nonemployee Directors Stock Option Plan (the “Directors Stock Option Plan”), which was approved by Company shareholders at the 2002 annual meeting. Under the terms of the Directors Stock Option Plan, each nonemployee director receives on the date of each annual meeting options to purchase 7,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each nonemployee director who is elected or appointed to the Board of Directors for the first time after an annual meeting is granted on the date of such election or appointment, options to purchase 7,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Directors Stock Option Plan vest 50% after one year and 100% after two years of service as a director following the date of grant. All options expire ten years from the date of grant. During 2003, Messrs. Alcorn, Crisp, Randall, Textor and Wisner were each granted 7,000 options at an exercise price of $37.34 per share.

Executive Compensation

The following table summarizes certain information regarding compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the “Named Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name & Principal Position	Year	Salary	Bonus		Other Annual Compensation (1)	Restricted Stock Awards (2)	Securities Underlying Options	LTIP Payouts	All Other Compensation (3)
Mark G. Papa	2003	$813,846	$550,000		$23,807	$5,443,038	150,000	$0	$203,077
Chairman and Chief	2002	$733,654	$0	(4)	$20,827	$883,678	257,065	$0	$204,106
Executive Officer	2001	$664,808	$0	(4)	$37,227	$3,750,930	150,000	$0	$99,721
Edmund P. Segner, III	2003	$468,854	$440,000		$13,406	$559,009	50,000	$0	$113,078
President and	2002	$459,239	$380,000		$12,986	$157,529	60,000	$0	$116,078
Chief of Staff	2001	$449,239	$420,000		$13,999	$1,343,105	75,000	$0	$71,686
Loren M. Leiker	2003	$382,692	$440,000		$11,955	$524,517	50,000	$0	$89,804
Executive Vice President,	2002	$340,385	$288,000		$9,542	$112,525	60,000	$0	$84,462
Exploration & Development	2001	$297,692	$300,000		$16,079	$1,165,822	50,000	$0	$38,700
Gary L. Thomas	2003	$382,692	$440,000		$10,973	$524,517	50,000	$0	$89,804
Executive Vice President,	2002	$340,385	$288,000		$9,812	$112,525	60,000	$0	$84,462
Operations	2001	$297,692	$300,000		$23,567	$1,165,822	50,000	$0	$44,618
Barry Hunsaker, Jr.	2003	$326,154	$220,000		$10,847	$277,273	25,000	$0	$58,500
Senior Vice President	2002	$305,577	$184,000		$9,059	$66,031	25,000	$0	$47,537
and General Counsel	2001	$284,039	$176,000		$9,830	$608,282	20,000	$0	$36,925

(1)	Other Annual Compensation includes cash perquisite allowances and reimbursement for payment of taxes resulting from Company requested spouse travel. Also includes payment for vacation not taken for year 2001 only. No Named Officer had “Perquisites and Other Personal Benefits” with a value greater than the lesser of $50,000 or 10% of reported salary and bonus. The Company maintains the 1996 Deferral Plan under which payment of base salary and annual bonus may be deferred to a later specified date. Since the 1996 Deferral Plan does not credit above-market or preferential earnings, no earnings have been reported as Other Annual Compensation.

(2)	Following is the aggregate number of shares of unreleased restricted stock and restricted stock units and their value as of December 31, 2003, for each of the Named Officers: Mr. Papa, 258,208 shares/units valued at $11,921,463; Mr. Segner, 61,701 shares/units valued at $2,848,735; Mr. Leiker, 53,157 shares/units valued at $2,454,259; Mr. Thomas, 53,157 shares/units valued at $2,454,259; and Mr. Hunsaker, 29,411 shares/units valued at $1,357,906. Dividend equivalents accrue from the date of grant and become payable effective with the vesting date of the shares. All restricted stock and restricted stock units granted to the other Named Officers vest five years from date of grant. Of Mr. Papa’s restricted stock and restricted stock units, 55,335 vest in one-third increments after three, four and five years, and the remainder vest five years from date of grant. Upon the date a press release is issued announcing a pending Shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company’s Change of Control Severance Plan, all restrictions placed on each share of non-vested restricted stock or restricted stock unit shall lapse and such shares will become fully vested released securities.

(3)	Includes matching contributions under the Savings Plan, Company contributions on behalf of each employee to the Money Purchase Pension Plan and Company contributions on behalf of each employee to the 1996 Deferral Plan.

(4)	Mr. Papa’s 2001 and 2002 bonus did not have a cash component.

Stock Option Grants During 2003

The following table sets forth information with respect to grants of stock options to the Named Officers reflected in the Summary Compensation Table and all employee optionees as a group (excluding nonemployee director optionees). No stock appreciation rights (“SARs”) were granted during 2003 and none are outstanding.

	2003 Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
Name/Group	Options/ SARs Granted (#)(2)		Percent of Total Options Granted to Employees in Fiscal Year	Average Option Price Per Share		Expiration Date	0%(3)	5%		10%
Named Officers
Mark G. Papa	150,000	(4)	10.1%	$39.00		08/06/13	$0	$3,679,034		$9,323,393
Edmund P. Segner, III	50,000	(4)	3.4%	$39.00		08/06/13	$0	$1,226,345		$3,107,798
Loren M. Leiker	50,000	(4)	3.4%	$39.00		08/06/13	$0	$1,226,345		$3,107,798
Gary L. Thomas	50,000	(4)	3.4%	$39.00		08/06/13	$0	$1,226,345		$3,107,798
Barry Hunsaker, Jr.	25,000	(4)	1.7%	$39.00		08/06/13	$0	$613,172		$1,553,899
All Optionees	1,479,485		100.0%	$39.18	(5)	2010–2013	$0	$35,533,510	(6)	$90,048,891	(6)
All Shareholders	N/A		N/A	N/A		N/A	$0	$2,783,876,386	(6)	$7,054,889,342	(6)
Optionees’ gain as % of all shareholders’ gain	N/A		N/A	N/A		N/A	N/A	1.28%		1.28%

(1)	The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC. These calculations are not intended to forecast possible future appreciation, if any, of the price of Company Common Stock.

(2)	Upon the date a press release is issued announcing a pending shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company’s Change of Control Severance Plan, stock options shall vest and be fully exercisable.

(3)	An appreciation in stock price, which will benefit all shareholders, is required for optionees to receive any gain. A stock price appreciation of zero percent would render the option without value to the optionees.

(4)	Stock options awarded on August 6, 2003 vest at the cumulative rate of 20% per year, commencing on the date of grant.

(5)	Weighted average grant price for all stock options for the purchase of Company Common Stock granted to employees in 2003.

(6)	Appreciation for all optionees is calculated using the maximum allowable option term of ten years, even though in some cases the actual option term is less than ten years. Appreciation for all shareholders is calculated using an assumed ten-year term, the weighted-average grant price for all optionees ($38.19) and the number of shares of Company Common Stock outstanding on December 31, 2003 (115,910,400).

Aggregated Stock Option/SAR Exercises During 2003 and Stock Option/SAR Values as of December 31, 2003

The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2003 (1)		Value of Unexercised In-the-Money Options/SARs at December 31, 2003 (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark G. Papa	32,500	$838,663	729,065	313,000	$14,632,755	$3,194,618
Edmund P. Segner, III	107,538	$2,643,172	171,462	121,000	$2,713,874	$1,262,123
Loren M. Leiker	28,000	$786,870	131,500	104,000	$2,040,359	$1,060,420
Gary L. Thomas	114,990	$2,738,433	296,000	104,000	$6,831,261	$1,060,420
Barry Hunsaker, Jr.	30,000	$892,138	95,720	46,000	$1,761,100	$457,683

(1)	There are no SARs applicable to the Named Officers.

Equity Compensation Plan Information

The Company has various plans under which employees and nonemployee members of the Board of Directors of the Company and its subsidiaries have been or may be granted certain equity compensation consisting of stock options, restricted stock, restricted stock units and phantom stock. The 1992 Stock Plan, the 1993 Nonemployee Directors Stock Option Plan (described on page 9 in “Director Compensation”), and the Employee Stock Purchase Plan have been approved by security holders. Plans that have not been approved by security holders are described below. The following table sets forth data for the Company’s equity compensation plans aggregated by the various plans approved by security holders and those plans not approved by security holders as of December 31, 2003.

	(a)	(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	2,789,582	$32.60		1,424,212	(1) (2)
Equity Compensation Plans Not Approved by Security Holders	6,027,070	$30.23	(3)	89,979	(4) (5)
Total	8,816,652	$30.99	(3)	1,514,191

(1)	Of these securities, 324,362 shares remain available for purchase under the Employee Stock Purchase Plan.

(2)	Of these securities, 912,850 could be issued as restricted stock or restricted stock units under the 1992 Stock Plan.

(3)	Weighted-average exercise price does not include 39,317 phantom stock units in the 1996 Deferral Plan which are included in column (a).

(4)	Of these securities, 15,601 phantom stock units remain available for issuance under the 1996 Deferral Plan.

(5)	Of these securities, 74,378 could be issued as restricted stock or restricted stock units under the 1994 Stock Plan.

Stock Plan Not Approved by Security Holders.    The Board of Directors of the Company approved the 1994 Stock Plan, which provides equity compensation to employees who are not officers within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934, as amended. Under the plan, employees have been or may be granted stock options (rights to purchase shares of EOG common stock at a price not less than the market price of the stock at the date of grant). Stock options vest either immediately at the date of grant or up to four years from the date of grant based on the nature of the grants and as defined in individual grant agreements. Terms for stock options granted under the plan have not exceeded a maximum term of 10 years. Employees have also been or may be granted shares of restricted stock and/or restricted stock units without cost to the employee. The shares and units granted vest to the employee at various times ranging from one to five years as defined in individual grant agreements. Upon vesting, restricted shares are released to the employee. Upon vesting, restricted stock units are converted into one share of EOG common stock and released to the employee.

Individual Equity Compensation Arrangement Not Approved by Security Holders.    The Board of Directors of the Company approved a one-time grant of 35,000 stock options to nonemployee directors of the Company in 1998, including a grant to Frank Wisner, of which 2,500 shares remain outstanding. The grant has a 10-year term and vested 50% on the first anniversary and 50% on the second anniversary of the date of grant.

Deferral Plan Phantom Stock Account.    The Board of Directors of the Company approved the 1996 Deferral Plan, under which payment of base salary, annual bonus and directors fees may be deferred into a phantom stock account. Participants may also defer receipt of shares of EOG common stock from the exercise of a stock option or release of restricted stock or restricted stock units into the phantom stock account. In the phantom stock account, deferrals are treated as if they had purchased shares of EOG common stock at the closing stock price on the date of deferral. Dividends are credited quarterly and treated as if reinvested in EOG common stock. Payment of the phantom stock account is made in actual shares of EOG common stock. A total of 60,000 shares have been registered for issuance under the plan. As of December 31, 2003, 44,399 phantom stock units had been issued and 15,601 units remained available for issuance under the plan.

Retirement and Supplemental Benefit Plans

The Company maintains a Savings Plan, that qualifies under Section 401(a) of the Internal Revenue Code, as amended, under which the Company currently matches 100% of employees’ pre-tax contributions up to 6% of annual base salary, subject to statutory limits. The Company also maintains a Money Purchase Pension Plan, that qualifies under Section 401(a) of the Internal Revenue Code, as amended, under which the Company contributes from 3% to 9% of an employee’s annual base salary and bonus, depending on the employee’s age and years of service with the Company. Following are the current contribution percentages for the Named Officers: Mr. Papa, 9%; Mr. Segner, 9%; Mr. Leiker, 9%; Mr. Thomas, 9%; and Mr. Hunsaker, 7%. In addition, the Company may make contributions into the 1996 Deferral Plan in the event of a reduction in an employee’s benefits under the Savings Plan or Money Purchase Pension Plan due to either statutory and/or plan earnings limits or the employee’s deferral of salary into the 1996 Deferral Plan.

Severance Plans/Change of Control Provisions

The Company maintains a Severance Plan that provides benefits to employees who are terminated for failing to meet performance objectives or standards, or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related terminations is based on length of service and may not exceed six weeks pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay up to a maximum payment of 26 weeks of base pay. In each case, if the employee signs a Waiver and Release of Claims Agreement, the severance pay benefits are doubled. Under no circumstances will the total severance pay benefit from the plan exceed 52 weeks of pay.

Under the Company’s Change of Control Severance Plan, in the event of a change of control (as defined in the Change of Control Severance Plan) of the Company, any eligible employee who is involuntarily terminated or terminates for good reason, both as defined in the Change of Control Severance Plan, within two years following the change of control will receive severance benefits equal to two weeks of base pay multiplied by the number of full or partial years of service, plus one month of base pay for each $10,000 (or portion of $10,000) included in the employee’s annual base pay, plus one month of base pay for each 5% of annual incentive award opportunity under any approved plan. The minimum an employee can receive is six months of base pay. The maximum an employee can receive is the lesser of 2.99 times the employee’s average W-2 earnings over the past five years or three times the sum of the employee’s annual base pay and 100% of the employee’s annual incentive award opportunity under any approved plan. In addition, the Change of Control Severance Plan provides reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code.

Officers of the Company have the same change of control severance benefits. However, in 2001, the Named Officers entered into Change of Control Agreements, which supersede their Employment Agreements upon a change of control of the Company (as defined in the Change of Control Agreements). In the event a Named Officer is involuntarily terminated or terminates for good reason within two years of a change of control of the Company, or voluntarily terminates for any reason during a 30-day window beginning six months after a change of control of the Company, the Change of Control Agreement provides a) a minimum severance benefit of 2.99 times annual base salary plus two times annual bonus award opportunity, b) the Money Purchase Pension Plan contributions and Savings Plan matching amounts that would have been made if the Named Officer had continued to be employed for three years, c) three years of medical and dental coverage, d) three years age and service credit for eligibility for the Company’s retiree medical coverage, and e) outplacement services not to exceed $50,000. In addition, the Change of Control Agreements provide reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code.

In order to ensure continuity of operations in the event of a change of control of the Company, as defined in the Company’s Change of Control Severance Plan, a retention bonus plan would become effective. To be eligible to receive the retention bonus, an employee must stay with the Company through the effective date of the change of control and be employed by the acquiring company 180 days after the effective date, or be involuntarily terminated, as defined in the Company’s Change of Control Severance Plan, by the acquiring company on or within 180 days after the effective date. Eligible employees would receive a bonus equal to the most recent bonus they had received under the Company’s Annual Bonus Program, payable upon the earlier of 180 days after the effective date of the change of control or upon severance.

In addition, in the event of a change of control of the Company, as defined in the Company’s Change of Control Severance Plan, holders of certain outstanding stock options granted under the Company’s Bonus Stock Option Program, the All-Employee Stock Option Program and the Directors Stock Option Plan would be offered the opportunity to request that their rights under such grants be waived in return for a cash payment equal to 75 percent of the theoretical Black-Scholes value for each grant, as determined on the date a press release is issued announcing a pending shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company’s Change of Control Severance Plan. Holders of certain outstanding stock options granted outside of the programs described above, would be offered the opportunity to request that their rights under such grants be waived in return for a cash payment only upon an involuntary termination of employment, as defined in the Company’s Change of Control Severance Plan.

Employment Contracts

Mr. Papa has entered into an employment agreement with the Company, which was amended on June 20, 2001. Pursuant to the amended employment agreement, Mr. Papa currently serves as Chairman of the Board and Chief Executive Officer at a minimum annual salary of $650,000. Upon signing the amendment, Mr. Papa was granted 60,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Papa would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) two times the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Papa would receive the value of unvested stock options based on the difference between the Company’s stock price at termination and the grant price of such options. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Papa’s termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Papa or the Company provides a 120-day notice of intent not to renew.

Mr. Segner has entered into an employment agreement with the Company, which was amended on June 22, 2001. Pursuant to the amended employment agreement, Mr. Segner currently serves as President and Chief of Staff at a minimum annual salary of $445,000. Upon signing the amendment, Mr. Segner was granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Segner would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) two times the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Segner would receive the value of unvested stock options based on the difference between the Company’s stock price at termination and the grant price of such options. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Segner’s termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Segner or the Company provides a 120-day notice of intent not to renew.

Mr. Leiker has entered into an employment agreement with the Company, which was amended on July 1, 2001. Pursuant to the amended employment agreement, Mr. Leiker currently serves as Executive Vice President, Exploration and Development at a minimum annual salary of $285,000. Upon signing the amendment, Mr. Leiker was granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Leiker would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Leiker’s termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Leiker or the Company provides a 120-day notice of intent not to renew.

Mr. Thomas has entered into an employment agreement with the Company, which was amended on July 1, 2001. Pursuant to the amended employment agreement, Mr. Thomas currently serves as Executive Vice President, North America Operations at a minimum annual salary of $285,000. Upon signing the amendment, Mr. Thomas was granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Thomas would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Thomas’s termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Thomas or the Company provides a 120-day notice of intent not to renew.

Mr. Hunsaker has entered into an employment agreement with the Company, which was amended on June 29, 2001. Pursuant to the amended employment agreement, Mr. Hunsaker currently serves as Senior Vice President and General Counsel at a minimum annual salary of $276,000. Upon signing the amendment, Mr. Hunsaker was granted 15,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Hunsaker would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Hunsaker would receive reimbursement for the difference between the cost of COBRA coverage and a private medical insurance policy for a maximum of six months beyond the end of his eligibility for COBRA coverage. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Hunsaker’s termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Hunsaker or the Company provides a 120-day notice of intent not to renew.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company’s review of the Section 16(a) filings that have been received by the Company, the Company believes that all filings required to be made under Section 16(a) during 2003 were timely made, with the exception of Form 4 filings for Mr. Alcorn, Mr. Crisp, Mr. Randall, Mr. Textor and Mr. Wisner, the Company’s nonemployee directors. These Form 4 filings, which reported the annual nonemployee director option grants on May 6, 2003, as described on page 9 in “Director Compensation”, were filed May 27, 2003.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

During fiscal years 2003 and 2002, the Company retained its principal auditors, Deloitte & Touche LLP (“Deloitte”), independent public accountants, to provide services in the following categories and amounts:

Audit Fees.    The aggregate fees billed for professional services rendered by Deloitte for the audit of the Company’s financial statements for each of the fiscal years ended December 31, 2003 and December 31, 2002, and the reviews of the financial statements included in the Company’s Forms 10-Q for such fiscal years were $509,688 and $388,000, respectively.

Audit-Related Fees.    The aggregate fees billed for each of the fiscal years ended December 31, 2003 and December 31, 2002 for assurance and related services rendered by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reportable as Audit Fees were $118,110 and $29,700, respectively. Audit-Related Fees in 2003 were primarily for the Company’s benefit plan audits, the Company’s United Kingdom statutory audits, consultation regarding the Sarbanes-Oxley Act of 2002, agreed upon procedures and audit related support. Audit-Related Fees in 2002 were primarily for the Company’s benefit plan audits and accounting consultation.

Tax Fees. There were no professional services rendered by Deloitte for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2003. The aggregate fees billed for professional services rendered by Deloitte for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2002 was $19,000. Tax Fees in 2002 include professional services for preparation of a federal tax return and the refund of a federal tax overpayment.

All Other Fees.    The aggregate fees billed for services rendered by Deloitte not reportable as Audit Fees, Audit-Related Fees or Tax Fees for each of the fiscal years ended December 31, 2003 and December 31, 2002 were $67,232 and $36,069, respectively. All Other Fees in 2003 and 2002 primarily relate to software license renewals and conference registration fees. Forty percent of these services for the fiscal year ended December 31, 2003 were approved by the Audit Committee pursuant to the de minimis exception of the Sarbanes-Oxley Act of 2002.

Pre-Approval of Audit and Non-Audit Services.    The Audit Committee of the Company pre-approves all audit and non-audit services provided to the Company by the Company’s independent auditors at the first meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit. During the course of a fiscal year, if additional non-audit services are identified, these services are presented to the Audit Committee for pre-approval. Management of the Company is directed to provide a report to the Audit Committee at each meeting of the Audit Committee during the remainder of the calendar year, showing in reasonable detail the services provided by the independent auditors to the Company since the first day of the calendar year, as well as the estimated cost to date of audit and non-audit services. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve non-audit services provided by the independent auditors to the Company under the de minimis exception of the Sarbanes-Oxley Act of 2002.

Change of Auditors

On February 27, 2002, Arthur Andersen LLP (“Andersen”) was dismissed as independent accountant for the Company effective upon completion of its audit of the Company’s financial statements for the year ended December 31, 2001, and Deloitte was appointed as the new independent accountant for the Company to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint Deloitte was recommended by the Audit Committee of the Board of Directors at its meeting on February 27, 2002, and was approved by the Board of Directors at its meeting on February 27, 2002.

Andersen’s reports on the Company’s financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 through February 27, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Ratification of Appointment for 2004

The Audit Committee of the Board of Directors appointed Deloitte to audit the consolidated financial statements of the Company for the year ending December 31, 2004.

Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Restated Certificate of Incorporation and bylaws of the Company, abstentions would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

The Board of Directors recommends voting “FOR” this proposal.

ITEM 3.

APPROVAL OF THE AMENDED AND RESTATED 1992 STOCK PLAN

General

The shareholders first approved the Company’s 1992 Stock Plan (the “1992 Stock Plan”) at the 1992 Annual Meeting. The current Amended and Restated 1992 Stock Plan, effective June 28, 1999, was approved by shareholders at the 1999 Annual Meeting. The 1992 Stock Plan is intended to provide individual participants with an opportunity to acquire a proprietary interest in the Company and give then an additional incentive to use their best efforts for the Company’s long-term success. The 1992 Stock Plan permits the granting of (i) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code, (ii) stock appreciation rights (“SARs”), (iii) restricted stock and (iv) phantom stock units, any of which may be granted separately or together. Grants may be made to any employee, officer or employee-director of the Company or its affiliates. The 1992 Stock Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), each of the members of which meet the definition of nonemployee director in Rule 16b-3 under the Exchange Act. The Committee has the authority to establish administrative rules, to designate individuals to receive awards and the size of such awards, and to set the terms and conditions of awards.

Stock options permit the recipient to purchase shares of Common Stock, commonly referred to as exercising the option, at a fixed price, determined on the date of grant, regardless of the fair market value on the date of exercise. The holder of an SAR is entitled to receive the excess of the fair market value on the date of exercise over the grant price of the SAR. Restricted stock may provide the recipient all of the rights of a shareholder of the Company, including the right to vote the shares and accrue any dividends from the date of grant to the vesting date. However, the stock may not be transferred by the recipient until certain restrictions, such as time, lapse. Upon the vesting of phantom stock units, the holder is entitled to payment in shares of Common Stock at the rate of one share of Common Stock for each such unit, plus accrued dividends for such number of shares of Common Stock from the date of grant to the vesting date.

The 1992 Stock Plan contains several provisions so that certain awards under the plan qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. No individual can be granted more than 2,000,000 stock options or 100,000 SARs in a calendar year. The grant price of a stock option or SAR cannot be less that the fair market value of a share on the date of grant. As of March 8, 2004, the closing price for Common Stock was $45.74 per share. The 1992 Stock Plan permits the grant of performance-based restricted stock which is either issued or becomes vested based on the attainment of pre-established net income and/or cash flow criteria or is issued in lieu of cash payments under the Company’s annual bonus program, based on attainment of the performance criteria established under that program. A maximum of 25,000 shares of performance-based restricted stock can be granted to any individual in a calendar year.

The Board of Directors cannot increase the number of Shares authorized for granting awards under the 1992 Stock Plan, increase the maximum number of options, SARs or performance-based restricted stock that may be granted to any individual in a calendar year, change the minimum option price, extend the maximum period during which awards may be granted, change the class of participants eligible to receive awards or modify the material terms of the 1992 Stock Plan, without obtaining shareholder approval.

Changes to the 1992 Stock Plan

The Board of Directors desires to amend the 1992 Stock Plan to authorize an additional 4,000,000 shares for granting awards under the plan, which requires shareholder approval. Based on the March 8, 2004 closing price of EOG Common Stock of $45.74 per share, the market value of the additional 4,000,000 shares is $182,960,000. After the amendment, there will be approximately 4,728,000 shares available for issuance. The proposed amendment and restatement incorporates an amendment approved by the Board of Directors relative to treatment in the event of a change of control of the Company, which did not require shareholder approval. If approved by shareholders as provided below the amended and restated 1992 Stock Plan will be effective May 4, 2004. The term of the amended and restated 1992 Stock Plan will be ten years. See Exhibit B for a full text of the amended and restated 1992 Stock Plan.

Awards under the Proposed Amendment

Benefits payable or amounts that will be granted after the effective date of the proposed amendment and restatement of the 1992 Stock Plan are not determinable at this time. Approximately 1,120 employees are eligible to receive awards under the plan.

United States Federal Income Tax Aspects of the 1992 Stock Plan

Non-statutory Stock Options. With respect to non-statutory stock options (an option other than an incentive stock option, which is described below) as a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option. In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares.

Upon the exercise of a non-statutory stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

Incentive Stock Options.    The incentive stock options granted under the 1992 Stock Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant of incentive stock options. In addition, no federal income tax is imposed on the optionee upon the exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). If these conditions are met and no tax is imposed on the optionee, then the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee’s alternative minimum taxable income.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Restricted Stock.    Except as discussed below, an individual who has been granted restricted stock under the 1992 Stock Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Internal Revenue Code, as amended, as discussed below, the Company will be entitled to a corresponding deduction. Dividend equivalents accrued and paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by the Company.

However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election, (a) the Company will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m)), (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

Phantom Stock Units.    A recipient of phantom stock units under the 1992 Stock Plan will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. At the time phantom stock units are settled in shares of Common Stock, the recipient will have taxable compensation income and, subject to Section 162(m), the Company will receive a corresponding deduction. The measure of this income and deduction will be the fair market value of the shares at the time the phantom stock units are settled, plus any accrued dividend equivalents.

Section 162(m) of the Internal Revenue Code.    Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) and the regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options granted under the 1992 Stock Plan should qualify as performance-based compensation and, accordingly, the Company’s deductions for such compensation should not be limited by Section 162(m). The 1992 Stock Plan has been designed to provide flexibility with respect to whether restricted stock and phantom stock unit awards will qualify as performance-based compensation under Section 162(m). The Company believes that certain awards of restricted stock and phantom stock units under the 1992 Stock Plan will so qualify and the Company’s deductions with respect to such awards should not be limited by Section 162(m). However, certain awards of restricted stock and phantom stock units will not qualify as performance-based compensation and, therefore, the Company’s compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation.

The 1992 Stock Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act (ERISA).

Required Vote and Recommendation

The amendment and restatement of the 1992 Stock Plan shall be approved upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted “FOR” the approval of the Amended and Restated 1992 Stock Plan.

The Board of Directors recommends voting “FOR” this proposal.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders may propose matters to be presented at shareholder meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

Proposals for 2005 Annual Meeting

Pursuant to certain rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2005 must be received by the Company, addressed to Patricia L. Edwards, Vice President, Human Resources, Administration & Corporate Secretary (the “Secretary”), 333 Clay Street, Suite 4200, Houston, Texas 77002, no later than November 30, 2004, to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In addition to the SEC rules referred to in the preceding paragraph, the Company’s bylaws provide that for business to be properly brought before the Annual Meeting of Shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Shareholders of the Company to the Secretary of the Company. To be timely, notice given by a shareholder must be delivered to or mailed and received at the principal executive offices of the Company, 333 Clay Street, Suite 4200, Houston, Texas 77002, no later than November 30, 2004. The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Company which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in the Company’s bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

Nominations for 2005 Annual Meeting and for Any Special Meetings

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Company’s Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice given by a shareholder shall be delivered to or mailed and received at the principal executive offices of the Company, 333 Clay Street, Suite 4200, Houston, Texas 77002, (i) with respect to an election to be held at the 2005 Annual Meeting of Shareholders of the Company, on or before November 30, 2004, and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors, not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of meeting was made, whichever first occurs. Such notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear of record on the Company’s books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person is validly designated as a nominee to the Board of Directors and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

GENERAL

As of the date of this proxy statement, the management of the Company has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

The cost of any solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.

By Order of the Board of Directors,

PATRICIA L. EDWARDS
Vice President, Human Resources,
Administration & Corporate Secretary

Houston, Texas
March 29, 2004

EXHIBIT A

EOG RESOURCES, INC.
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee must be members of the Board and shall meet the independence and experience requirements of the New York Stock Exchange and applicable law. Each member of the Audit Committee shall be financially literate, in the judgment of the Board.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to shareholder ratification), and shall have sole authority to approve all audit engagement fees and terms and all non-audit engagements with the independent auditor. The Audit Committee shall approve in advance any audit and non-audit services, including tax services, to be performed for the Company by its independent auditors, except for services that were not recognized at the time of the engagement to be non-audit services and for which the compensation does not exceed 5% of the total revenues paid to the independent auditors by the Company during the fiscal year; provided, however, that such “de minimis” services are approved by the Audit Committee or one or more members to whom authority has been granted to make such approval prior to completion of the audit. The Audit Committee shall consult with management but shall not delegate these responsibilities. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other advisors to advise the Committee. The Audit Committee does not have to consult or obtain the approval of any officer of the Company before retaining such advisors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor (but not less than annually, in the case of management, and not less than quarterly, in the case of the internal auditors and the independent auditor) in separate executive sessions. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committees own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in managements discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors reviews of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4.	Discuss with management the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

5.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a)	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

(b)	The management letter provided by the independent auditor and the Company’s response to that letter.

(c)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management

Oversight of the Company’s Relationship with the Independent Auditor

8.	Review the experience and qualifications of the senior members of the independent auditor team.

9.	Obtain and review a report from the independent auditor at least annually regarding (a) the auditors internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) all relationships between the independent auditor and the Company, and (e) registration of the independent auditor with the Public Company Accounting Oversight Board. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the provision of non-audit services is compatible with maintaining the auditors independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

10.	Assure the regular rotation of the lead audit partner of the independent auditing firm as required by law, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm itself.

11.	Set clear hiring policies for employees or former employees of the independent auditor.

12.	Receive a letter from the Company’s independent audit team detailing any issues regarding the audit of the Company on which they consulted the national office of the independent auditor and confirming that it is the policy of the independent auditor that decisions of the national office cannot be overruled by the local office. If there were any such issues, the Audit Committee may, if it deems it appropriate, discuss such issues with the national office of the independent auditor, or receive a letter from the national office discussing such issues.

13.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

14.	Resolve any disagreements between Company management and the independent auditor that are brought to the attention of the Audit Committee.

Oversight of the Company’s Internal Audit Function

15.	Review the appointment and replacement of the senior internal auditing executive.

16.	Discuss with the independent auditor the significant reports to management prepared by the internal auditing department and managements responses.

17.	Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.	Obtain from the independent auditor assurance that it has complied with the requirements applicable to it under Section 10A of the Securities Exchange Act of 1934.

19.	Obtain reports from management, the Company’s senior internal auditing executive and/or the independent auditor regarding whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

20.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

21.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

22.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

Limitation of Audit Committees Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

EXHIBIT B

EOG RESOURCES, INC. 1992 STOCK PLAN
(As Amended and Restated Effective May 4, 2004)

SECTION 1. Purpose

The purposes of this EOG Resources, Inc. 1992 Stock Plan (the Plan) are to encourage selected persons employed by EOG Resources, Inc. together with any successor thereto (the Company) and its subsidiaries and other eligible Persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its subsidiaries to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

SECTION 2. Administration

2.1  The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee.

2.2  Subject to the terms of the Plan and applicable law, the Committee shall have sole power, authority and discretion to: (i) designate Participants; (ii) determine the types of Awards to be granted to a Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, under what circumstances and how Awards may be canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) make a determination as to the right of any person to receive payment of an Award or other benefit; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

2.3  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder, and any Employee.

SECTION 3. Shares Available for Awards

3.1  Shares Available.

(i)  Calculation of Number of shares Available. Sixteen million (16,000,000) Shares, subject to adjustment as provided in Section 3.2, shall be available for granting Awards under the Plan.

Further, if after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award (or to which such Award relates, or the number of shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination) shall again be available for granting Awards under the Plan.

(ii)   Accounting for Awards. For purposes of this Section 3, if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

(iii)  Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

3.2 Adjustments.

(i)  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 3.2(ii), in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)  If and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and if the grant is an Option, the purchase price per Share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and if the grant is an Option, the purchase price per Share shall be proportionately increased.

SECTION 4. Eligibility

4.1  Any Employee, including any officer or employee-director of the Company or of any subsidiary, shall be eligible to be designated a Participant. No grant of an Award will be made to a Director of the Company who is not an Employee. Further, the only class of Employees who shall be eligible to receive grants of Incentive Stock Options under the Plan shall be those Employees who are Employees of the Company or of an entity which is a subsidiary corporation of the Company within the meaning of Section 424(e) or (f) of the Code. Grants may be made to the same individual on more than one occasion.

4.2  No individual who is subject to any written agreement with the Company that generally restricts the acquisition of Shares shall be eligible for any grant of an Award while such agreement is in effect.

SECTION 5. Awards

5.1  Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)  Exercise Price. The per Share purchase price of an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option and in no event less than the par value of a Share.

(ii)  Time and Method of Exercise. The Committee shall determine the time at which an Option may be exercised in whole or in part. Payment of the exercise price with respect to the exercise of an Option may be made by delivery of cash or already owned Shares deemed to have been held over six months, provided that the use of such Shares shall not result in an earnings charge to the Company. Unless specified otherwise, an Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the third business day following the brokers execution of the sale of Stock for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price.

(iii)  Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(iv)  Option Agreement. Each Option granted shall be evidenced by an Award Agreement which shall specify the term of the Option as well as vesting and termination provisions.

(v)  Limit on Size of Option Grants. No individual shall be granted Options totaling more than two million (2,000,000) Shares in any single calendar year.

(vi)  Status as Shareholder. Unless and until a certificate or certificates representing such Shares shall have been issued by the Company to the Participant, the Participant (or the person permitted to exercise an Option in the event of the Participants death or incapacity) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to the Shares acquirable upon an exercise of an Option.

5.2  Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to participants, which Stock Appreciation Rights shall be evidenced by Award Agreements. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one (1) Share on the date of exercise over (ii) the exercise price of the right as specified by the Compensation Committee, which shall not be less than the Fair Market Value of one (1) Share on the day of the grant of the Stock Appreciation Right and in no event less than the par value of one (1) Share. The Compensation Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate; provided that the Compensation Committee shall retain final authority to determine whether (a) the Participant shall be permitted, or (b) to approve an election by Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. No individual shall be granted Stock Appreciation Rights totaling more than one hundred thousand (100,000) Shares in any single calendar year.

5.3 Restricted Stock

(i)  Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants, which Awards shall be evidenced by Award Agreements.

(ii)  Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to, vote a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the number of Shares of Restricted Stock which may be granted shall be limited to not more than twenty-five percent (25%)of the total number of Shares available for grant as of the effective date of the Plan.

(iii)  Certificates and Dividends. All dividends and distributions, or the cash equivalent thereof (whether cash, stock or otherwise), on unvested Shares of Restricted Stock shall not be paid to the respective Participant but the value thereof shall be credited by the Company for the account of the Participant. At such time as a Participant becomes vested in a portion of the Award of Restricted Stock Shares, the restrictions thereon imposed by this Section 5.3 (iii) shall lapse and certificates representing such vested shares shall be delivered to the Participant along with all accumulated credits for the value of dividends and distributions or the cash equivalent thereof attributable to such vested shares. Interest shall not be paid on any such credits for dividends or distributions or the cash equivalent thereof made by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or the cash equivalent thereof in Shares of the Company rather than in cash or other medium. (If payment is made in Shares, the conversion to Shares shall be at the average Fair Market Value for the five (5) trading days preceding the date of payment.) Credits for the value of dividends and distributions or the cash equivalent thereof made by the Company on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for the value of dividends and distributions or the cash equivalent thereof shall be canceled and shall not be available for future distribution under this Plan.

(iv)  Payment. A Participant shall not be required to make any payment for Awards of Restricted Stock, except to the extent otherwise required by law.

(v)  Forfeiture. Unless the Committee decides otherwise, Shares of non-vested Restricted Stock awarded to a Participant will be forfeited if the Participant terminates employment or service for any reason other than death, Disability, Retirement or Involuntary Termination. At the time and on the date of a Participants death, Disability, Retirement or Involuntary Termination during the Participants employment or service, prior to the date the Participant otherwise becomes fully vested in all the Restricted Stock awarded to the Participant, all restrictions placed on each share of Restricted Stock awarded to the Participant shall lapse and the non-vested Restricted Stock will become fully vested Released Securities. From and after such date the Participant or the Participants estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

(vi)  Performance-Based Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock which qualify as performance-based compensation under Code Section 162(m), such that (a) the issuance is contingent upon attainment of pre-established performance criteria, (b) restrictions lapse contingent upon attainment of pre-established performance criteria, or (c) the issuance is in lieu of cash payments under the Company’s annual bonus program, based upon attainment of the performance criteria established under the terms of the Company’s annual bonus program. The performance criteria to be used with such Awards shall be after-tax net income and/or cash flow, at the Company level, as determined at the sole discretion of the Compensation Committee. Performance criteria will be established by the Committee prior to the beginning of each performance period, defined as January 1 of each year, or such later date as permitted under the Code, or applicable Treasury Regulations. Notwithstanding any other provision of the Plan, no individual shall be granted Awards of Restricted

Stock under this Section 5.3 (vi) totaling more than twenty-five thousand (25,000) Shares in any single calendar year.

(vii)  Phantom Stock Units. The Committee is authorized to grant Awards of Phantom Stock Units to Participants, which awards shall be evidenced by Award Agreements. Paragraphs (ii), (iii), (iv), (v) and (vi) of this Section 5.3 shall apply to Awards of Phantom Stock Units in similar manner as they apply to Shares of Restricted Stock, as interpreted by the Committee, provided, however, the limitation in paragraph (ii) above on the number of Shares of Restricted Stock which may be granted shall apply to the total aggregate number of Awards of Shares of Restricted Stock and Phantom Stock Units. A Phantom Stock Unit is a contractual obligation of the Company equal in value to one Share of the Company, which until paid is an unfunded bookkeeping credit on the records of the Company. Such credit shall be increased by the dividends per Share of the Company after the date of the Award.

5.4 General

(i)  No Cash Consideration for Awards. Except as otherwise provided in the Plan, awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)  Awards May Be Granted Separately or Together. Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any award granted under any other plan of the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any subsidiary, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

(iii)  Limits on Transfer of Awards. No Award (other than Released Securities) and no right under any such Award shall be assignable, alienable, saleable or transferable by a Participant other than:

(a) by will or by the laws of descent and distribution;

(b) pursuant to a domestic relations order as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended;

(c) by transfer by an eligible Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfer to Participants who are directors or senior executives), to:

(I) a member of his or her Immediate Family,

(II) a trust solely for the benefit of the Participant and his or her Immediate Family; or

(III) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family members,

(d) by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant.

Each transferee described in (b) and (c) above is hereafter referred to as a Permitted Transferee, provided that the Committee is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Committee determines that the transfer complies with the requirements of the Plan and the applicable Award Agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. Immediate Family means, with respect to a particular Participant, the Participants spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

The terms and provisions of an Award Agreement shall be binding upon the beneficiaries, executors and administrators of the Participant and on the Permitted Transferees of the Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any Award other than by will or by the laws of descent and distribution. An Award shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred Award, by a Permitted Transferee), or, in the case of the Participants death, by the Participants executor or administrator (including, in the case of a transferred Award, by the executor or administrator of the Permitted Transferee), and all exercises of an Award shall be accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligation on such exercise or by other arrangements approved in advance by the Committee to provide for such payment.

(iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years from the date of its grant.

(v)  Rule 16b-3. It is intended that the Plan and any Award made to a Person subject to Section 16 of the Securities Exchange Act of 1934, as amended, meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(vi)  Status of Stock. The Company intends to register for issue under the Securities Act of 1933, as amended (The Act), the Shares of Stock acquirable pursuant to Awards under the Plan, and to keep such registration effective throughout the period any Awards are in effect. In the absence of such effective registration or an available exemption from registration under the Act, delivery of Shares of Stock acquirable pursuant to Awards under the Plan shall be delayed until registration of such Shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available, Participant (or Participants estate or personal representative in the event of the Participants death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. No sale or disposition of Shares of Stock acquired pursuant to an Award under the Plan by a Participant shall be made in the absence of an effective registration statement with respect to such shares under the Act unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Act or any other applicable securities laws is first obtained. In the event that a Participant proposes to sell or otherwise dispose of Shares of Stock in such a manner that an exception from the registration requirements of the Act is unavailable for such sale or disposition, and upon request to the Company by the Participant, the Company at its sole cost and expense, shall cause a registration statement to be prepared and filed with respect to such sale or disposition by the Participant and shall use its best efforts to have such registration statement declared effective, and, in connection therewith, shall execute and deliver such documents as shall be necessary, including without limitation, agreements providing for the indemnification of underwriters for any loss or damage incurred in connection with such sale or disposition.

(vii)  Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, including, but not limited to, the provisions of Subsection 5.4 (vi).

SECTION 6. Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

6.1  Amendments to the Plan. The Board of Directors in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time, provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment or alteration shall be made that would:

(i) increase the total number of Shares available for Awards under the Plan except as provided in Section 3 hereof;

(ii) change the minimum Option price;

(iii) change the class of Participants eligible to receive Awards;

(iv) extend the maximum period during which Awards may be granted under the Plan;

(v) increase the maximum number of Options that may be granted under Section 5.1, Stock Appreciation Rights that may be granted under Section 5.2, or Shares of performance-based Restricted Stock that may be granted under Section 5.3(vi) to any individual in any calendar year; or

(vi) otherwise modify the material terms of the Plan.

6.2  Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

A. If a Change of Control occurs which is not approved, recommended or supported by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction, then with respect to outstanding grants of Restricted Stock made under Section 5.3, each recipient thereof shall have a fully vested right in all Restricted Stock granted to the recipient and then outstanding, and with respect to outstanding grants of Options and Stock Appreciation Rights made under Section 5.1 or Section 5.2, respectively, all such outstanding Options and Stock Appreciation Rights, irrespective of whether they are then exercisable, may, at the option of the grantee, be surrendered (at such time as may be necessary to comply with Rule 16b-3) to the Company by each grantee thereof and such Options and Stock Appreciation Rights shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options and/or Stock Appreciation Rights held by such grantee multiplied by the difference between (x) and (y) where (y) equals, in the case of Options, the purchase price per Share covered by the Option or, in the case of Stock Appreciation Rights, the grant price of the Stock Appreciation Rights, and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or Directors takes place, or (3) the Fair Market Value of a Share on the date determined by the Committee (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options and/or Stock Appreciation Rights if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 6.2.A. consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

B. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Restricted Stock, Stock Appreciation Rights or Options therefore granted or the purchase price or grant price per share, if applicable.

C. All outstanding Awards shall vest upon the date (a) a press release is issued announcing a pending shareholder vote or other transaction which, if approved or consummated, would constitute a Change of Control, or (b) a tender offer or exchange is publicly announced or commenced which, if consummated, would constitute a Change of Control.

D. Any adjustment provided for in Section 3.2 or Section 6.2 shall be subject to any required stockholder action.

6.3  Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

SECTION 7. General Provisions

7.1  No Rights to Awards. No Employee, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

7.2  Withholding. The Company or any subsidiary of the Company is authorized and directed (i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes required in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan, and (ii) to take such other action, including but not limited to, acceptance of already owned Shares (including Shares acquired from the exercise of an Option or vesting of Shares of Restricted Stock), as may be necessary to satisfy required obligations for the payment of such taxes.

7.3  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

7.4  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary. Further, the Company or any subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Award Agreement.

7.5  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

7.6  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

7.7  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the

Company or any subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary.

7.8  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

7.9  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

7.10  No Limitation. The existence of the Plan and the grants of Awards made hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company (or stockholders of any subsidiary, as applicable) to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto the dissolution or liquidation of the Company or any subsidiary or any sale or transfer of all or any part of the Company or any subsidiarys assets or business, or any other corporate act or proceeding.

7.11 Securities Laws. Each Award granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

SECTION 8. Effective Date of the Plan

Upon approval by the Stockholders of the Company, represented in person or by proxy, at the Company’s 2004 Annual Meeting, the amended and restated Plan shall be effective as of May 4, 2004.

SECTION 9. Term of the Plan

No Award shall be granted under the Plan after the earlier of (i) ten (10) years from the date of adoption of the Plan by the Stockholders of the Company pursuant to Section 8, or (ii) termination of the Plan pursuant to Section 6.1. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and any authority of the Committee to amend, alter, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 10. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) Associate is used to indicate a relationship with a specified Person and shall mean (i) any corporation, partnership, or other organization of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the Company or any of its parents or subsidiaries, and (iv) any person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Company or any wholly-owned subsidiary of the Company).

(b) Award shall mean any Option, Stock Appreciation Right, or Restricted Stock granted under the Plan.

(c) Award Agreement shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) Beneficial Owner shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however and without limitation, any individual, corporation, partnership, group, association, or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

(e) Change of Control shall mean:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) (a Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the Outstanding Company Common Stock) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the Outstanding Company Voting Securities); provided, however, that, for purposes of this clause (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with subclauses (A), (B) and (C) of clause (3) of this definition;

(2) Individuals who, as of May 8, 2001, constitute the Board (the Incumbent Board) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a Business Combination), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entitles that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f) Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) Committee shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two (2) Nonemployee Directors, as defined in Rule 16b-3.

(h) Disability shall mean, with respect to an Employee of the Company or one of its subsidiaries, such total and permanent disability as qualifies the Employee for benefits under the long-term or extended disability plan of the Company or subsidiary covering the Employee at the time.

(i) Employee shall mean any person employed by the Company or any subsidiary.

(j) Fair Market Value shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Shares as reported in The Wall Street Journal is reported, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

(k) Incentive Stock Option shall mean an option granted under Section 5.1 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(l) Involuntary Termination shall mean termination of a Participants employment with the Company or a subsidiary at the election of the Company or subsidiary, provided such termination is not Termination for Cause. Involuntary Termination shall not include transfer of assignment or location of a Participant where the Participant is employed by the Company, a subsidiary of the Company, or one of its subsidiaries or affiliated companies, both before and after the transfer, or continued employment with a successor employer immediately following a corporate reorganization or divestiture of assets or stock of the Company or a subsidiary.

(m) Non-Qualified Stock Option shall mean an option granted under Section 5.1 of the Plan that is not intended to be an Incentive Stock Option.

(n) Option shall mean an Incentive Stock Option or Non-Qualified Stock Option.

(o) Participant shall mean an Employee or other individual described in Sections 4.1 and 4.2 designated to be granted an Award under the Plan.

(p) Person shall mean an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(q) Phantom Stock Unit shall mean an Award granted under Section 5.3 (vii) of the Plan.

(r) Released Securities shall mean securities that were Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(s) Restricted Stock shall mean any Shares granted under Section 5.3 of the Plan.

(t) Retirement shall mean the Employee’s termination of employment after attainment of age 62 with at least 5 years of service or as early as age 55 with at least 5 years of service if such termination is approved by the Company.

(u) Rule 16b-3 shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(v) Shares shall mean the shares of Common Stock of the Company, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 3.2 of the Plan.

(w) Stock Appreciation Right shall mean any right granted under Section 5.2 of the Plan.

(x) Termination for Cause shall mean termination at the election of the Company or a subsidiary because of the Participants (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participants duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or a subsidiary. Such termination shall be effected by notice thereof delivered by the Company or a subsidiary to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (a) such termination is because of the Participants willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the termination, if made, shall not be for cause.

(y) Voting Stock shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

(z) Any terms or provisions used herein which are defined in Sections 83, 421, 422, or 424 of the Code or the regulations thereunder, or in Rule 16b-3, shall have the meanings as therein defined.

Executed as of the                      day of                     , 2004.

EOG RESOURCES, INC.

By:
Title:

ATTEST:

By:

Title:

525 WASHINGTON BLVD. SUITE 4690 - 9th FLOOR JERSEY CITY, NJ 07303

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to EOG Resources, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EOGRS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
EOG RESOURCES, INC.
Directors Vote

1.	To elect six directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	01) George A. Alcorn 02) Charles R. Crisp 03) Mark G. Papa	04) Edmund P. Segner, III 05) Donald F. Textor 06) Frank G. Wisner	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	To ratify the appointment by the Audit Commitee of the Board of Directors of Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the year ending December 31, 2004;	☐	☐	☐

3.	To approve the Amended and Restated EOG Resources, Inc. 1992 Stock Plan;	☐	☐	☐

4.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.	☐	☐	☐

Holders of record of Common Stock of the Company at the close of business on March 8, 2004, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

Shareholders who do not expect to attend the meeting are encouraged to vote via the Internet, vote by phone or vote by returning a signed proxy card.

By Order of the Board of Directors,

Houston, Texas March 29, 2004	PATRICIA L. EDWARDS Vice President, Human Resources, Administration & Corporate Secretary

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING/PROXY STATEMENT
MAY 4, 2004

     The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc. (the “Company” or “EOG”) to be used at the annual meeting of shareholders to be held in the LaSalle “A” Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 4, 2004 (the “Annual Meeting”). The mailing address of the principal executive offices of the Company is 333 Clay Street, Suite 4200, Houston, Texas 77002. This proxy statement and the related proxy are to be first sent or given to the shareholders of the Company on approximately March 29, 2004. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President, Human Resources, Administration & Corporate Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on March 8, 2004, of Common Stock of the Company, par value $.01 per share (the “Common Stock”), will be entitled to one vote per share on all matters submitted to the meeting. On March 8, 2004, the record date, there were outstanding 116,252,752 shares of Common Stock. There are no other voting securities outstanding.

     The Company’s annual report for the year ended December 31, 2003, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. However, the annual report does not constitute a part of the proxy soliciting materials.

TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of EOG Resources, Inc. (the “Company”) will be held in the LaSalle “A” Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 4, 2004, for the purposes stated on the reverse.

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